EXHIBIT 23.2
                                                                   ------------


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Equity One, Inc. on Form S-8 of our report dated November 19, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the merger agreement with Equity One, Inc.), appearing in the Current Report on Form 8-K of IRT Property Company dated November 19, 2002.


DELOITTE & TOUCHE LLP


Atlanta, Georgia
February 17, 2003